Exhibit 10.1

FIRST AMENDMENT TO

SERENA SOFTWARE, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Serena Software, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”), dated as of October 10, 2012, is made and entered into by Serena Software, Inc., a Delaware corporation (the “Company”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan.

WHEREAS, Section 15(a) of the Plan provides that the Board may amend the Plan at any time, subject to the approval of the Company’s stockholders;

WHEREAS, the Board desires to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock that may be issued or transferred under the Plan, as set forth in Section 4 of the Plan; and

WHEREAS, the Board has recommended that the stockholders of the Company approve and adopt this Amendment.

NOW THEREFORE, in accordance with Section 15(a) of the Plan, and subject to receipt of the requisite stockholder approval, the Company hereby amends the Plan as follows:

1.	Section 4(a) of the Plan is hereby deleted and replaced with the following new Section 4(a):

(a) Shares Reserved for Issuance Under the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seventeen million fifteen thousand five hundred thirty-six (17,015,536) shares of Common Stock, reduced by the number of shares of Common Stock either (i) issued or (ii) subject to the terms of a Stock Award granted under an international stock incentive plan adopted by the Company, if any. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be seventeen million fifteen thousand five hundred thirty-six (17,015,536) shares of Common Stock.

2.	Except as provided herein, all other terms of the Plan remain in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first above written.

SERENA SOFTWARE, INC.

/s/ Edward Malysz

By:	Edward Malysz
Title:	Senior Vice President, General Counsel